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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-19475, 333-06569 and 33-87826) of Aasche
Transportation Services, Inc. of our report dated February 21, 1997, with respect to the consolidated financial statements of Aasche Transportation Services, Inc., included in the Annual Report to Shareholders (Form 10-K) for the year ended December 31, 1996.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Chicago, Illinois
March 27, 1997
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